                                                                     EXHIBIT 3.2

                                    BYLAWS

                                      OF

                                  IMSL, INC.


                                                             Dated: May 11, 1987

                                     INDEX
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INDEX                                                                                         PAGE
      ARTICLE I      OFFICES
       Section     1.1     Principal Office....................................................1
       Section     1.2     Registered OfFice...................................................1
       Section     1.3     Other Offices.......................................................1


      ARTICLE II    MEETINGS OF STOCKHOLDERS
       Section      2.1    Place of Meetings...................................................1
       Section      2.2    Annual Meeting......................................................1
       Section      2.3    Special Meetings....................................................2
       Section      2.4    Notice of Meetings..................................................2
       Section      2.5    Voting Lists........................................................2
       Section      2.6    Quorum..............................................................3
       Section      2.7    Organization........................................................3
       Section      2.8    Proxies.............................................................3
       Section      2.9    Voting of Shares....................................................4
       Section     2.10    Voting of Shares by Certain Holders.................................4
       Section     2.11    Election of Directors...............................................5
       Section     2.12    Telephone Meetings..................................................5
       Section     2.13    Action Without Meeting..............................................6

      ARTICLE III   DIRECTORS
       Section     3.1     Number and QualiFication............................................6
       Section     3.2     Election and Term of Office.........................................6
       Section     3.3     Resignation.........................................................7
       Section     3.4     Removal.............................................................7
       Section     3.5     Vacancies...........................................................7
       Section     3.6     General Powers......................................................7
       Section     3.7     Compensation........................................................8

      ARTICLE IV    MEETINGS OF THE BOARD
       Section     4.1     Place of Meetings...................................................8
       Section     4.2     Annual Meeting......................................................8
       Section     4.3     Regular Meetings....................................................8
       Section     4.4     Special Meetings....................................................8
       Section     4.5     Quorum and Action...................................................9
       Section     4.6     Presumption of Assent to Action.....................................9
       Section     4.7     Telephone Meetings..................................................9
       Section     4.8     Action Without Meeting.............................................10

      ARTICLE V     COMMITTEES OF THE BOARD
       Section     5.1     Membership and Authorities.........................................10
       Section     5.2     Minutes and Rules of Procedure.....................................10
       Section     5.3     Vacancies..........................................................10
       Section     5.4     Telephone Meetings.................................................11
       Section     5.5     Action Without Meeting.............................................11

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
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                                                                                              PAGE
      ARTICLE VI    OFFICERS
       Section      6.1    Number.............................................................11
       Section      6.2    Election, Term of Office and Qualification.........................11
       Section      6.3    Subordinate Officers...............................................11
       Section      6.4    Resignation........................................................12
       Section      6.5    Removal............................................................12
       Section      6.6    Vacancies..........................................................12
       Section      6.7    The Chairman of the Board..........................................12
       Section      6.8    The President......................................................13
       Section      6.9    The Vice Presidents................................................13
       Section     6.10    The Secretary......................................................13
       Section     6.11    Assistant Secretaries..............................................14
       Section     6.12    The Treasurer......................................................14
       Section     6.13    Assistant Treasurers...............................................14
       Section     6.14    Treasurer's Bond...................................................15
       Section     6.15    Salaries...........................................................15

      ARTICLE VII   CORPORATE SHARES
       Section      7.1    Share Certificates.................................................15
       Section      7.2    Lost Certificates, etc.............................................16
       Section      7.3    Transfer of Shares.................................................17
       Section      7.4    Ownership of Shares................................................17
       Section      7.5    Closing of Transfer Books..........................................17
       Section      7.6    Dividends..........................................................18

      ARTICLE VIII  INDEMNIFICATION
       Section      8.1    Definitions........................................................18
       Section      8.2    Indemnification....................................................19
       Section      8.3    Successful Defense.................................................20
       Section      8.4    Determinations.....................................................20
       Section      8.5    Advancement of Expenses............................................21
       Section      8.6    Employee Benefit Plans.............................................21
       Section      8.7    Other Indemnification and Insurance................................22
       Section      8.8    Notice.............................................................22
       Section      8.9    Construction.......................................................22
       Section     8.10    Continuing Offer, Reliance, etc....................................23
       Section     8.11    Effect of Amendment................................................23

      ARTICLE IX    GENERAL PROVISIONS
       Section      9.1    Waiver of Notice...................................................23
       Section      9.2    Seal...............................................................24
       Section      9.3    Fiscal Year........................................................24
       Section      9.4    Checks, Notes, etc.................................................24
       Section      9.5    Examination of Books and Records...................................24
       Section      9.6    Voting Upon Shares Held by the Corporation.........................24
       Section      9.7    Gender.............................................................25

ARTICLE X           AMENDMENTS
       Section      10.1   Amendment by Board of Directors....................................25

ARTICLE XI          SUBJECT TO ALL LAWS.......................................................25

                                  IMSL, INC.

                                    BYLAWS

                                   ARTICLE I

                                    Offices

       Section 1.1 Principal Office. The principal office of the Corporation shall be in the City of Houston, Texas.

       Section 1.2 Registered Office. The registered office of the Corporation required by the Texas Business Corporation Act to be maintained in the State of Texas, may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

       Section 1.3 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

       Section 2.1 Place of Meetings. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

       Section 2.2 Annual Meeting. The annual meeting of stockholders commencing with the year 1979 shall be held at such time, on such day and at such place as may be designated by the

Board of Directors, at which time the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

       Section 2.3 Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by (i) the Chairman of the Board, if one shall be elected, (ii) the President, if a Chairman of the Board is not elected, (iii) the Board of Directors or (iv) the holders of at least ten percent (10%) of all of the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call.

       Section 2.4 Notice of Meetings. Written or printed notice of all meetings of stockholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally delivered or mailed, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, to the stockholders of record entitled to vote at such meeting. If mailed, the notice shall be addressed to the stockholders as their addresses appear on the stock transfer books of the Corporation and the postage shall be prepaid. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

       Section 2.5 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the stockholders, a complete list of stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for the duration of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with this Section 2.5 with respect to any meeting of stockholders shall not affect the validity of any action taken at such meeting.

       Section 2.6 Quorum. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally convened. The stockholders present at a duly organized meeting at which a quorum was present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum present.

       Section 2.7 Organization. (a) The Chairman of the Board, if one shall be elected, shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board or should one not be elected, the President or, in his absence, a Vice President shall preside. In the absence of all of these officers, any stockholder or the duly appointed proxy of any stockholder may call the meeting to order and a chairman shall be elected from among the stockholders present.

       (b) The Secretary of the Corporation shall act as secretary at all meetings of the stockholders. In his absence an Assistant Secretary shall so act and in the absence of all of these officers the presiding officer may appoint any person to act as secretary of the meeting.

       Section 2.8 Proxies. (a) At any meeting of the stockholders every stockholder entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such stockholder or by his duly authorized attorney-in-fact Proxies shall be filed with the Secretary immediately after the meeting has been called to order.

(b) No proxy shall be valid after eleven (11) months from the date of its execution unless such proxy otherwise provides.

       (c) A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. A proxy which is revocable as aforesaid may be revoked at any time by filing with the Secretary an instrument revoking it or a duly executed proxy bearing a later date. Any revocable proxy which is not so revoked shall, subject to paragraph (b) above, continue in full force and effect.

       (d)    In the event that any instrument in writing shall designate two
(2) or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

       Section 2.9 Voting of Shares. Except as otherwise provided by' law, the Articles of Incorporation or these Bylaws, each stockholder shall be entitled at each meeting of stockholders to one (1) vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his name on the books of the Corporation at the time of the closing of the stock transfer books (or at the record date) for such meeting. When a quorum is present at any meeting (and notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum present) the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide an>' matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Articles of Incorporation or of these Bylaws the vote of a different number is required, in which case the vote of such different number shall govern and control the decision of such matter.

       Section 2.10 Voting of Shares by Certain Holders. (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

       (b) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

       (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

       (d) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

       (e) Shares of the Corporation's stock (i) owned by the Corporation itself, (ii) owned by another corporation, the majority of the voting stock of which is owned or controlled by the Corporation, or (iii) held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

       Section 2.11 Election of Directors. At each election for Directors, each stockholder entitled to vote at such election shall, unless otherwise provided by the Articles of Incorporation or by applicable law, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. Unless otherwise provided by the Articles of Incorporation, no stockholder shall have the right or be permitted to cumulate his votes on any basis.

       Section 2.12 Telephone Meetings. Stockholders may participate in and hold a meeting of the stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section 2.12 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.13 Action Without Meeting. Any action required by any provision of law or of the Articles of Incorporation or these Bylaws to be taken at a meeting of the stockholders or any action which may be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the stockholders.
[Section 2.13 deleted by Board of Director resolution dated March 26, 1993]

                                  ARTICLE III

                                   DIRECTORS

       Section 3.1 Number and Qualification. The Board of Directors shall be composed of not less than one (1) nor more than nine (9) members who shall be elected annually by the stockholders. Subject to any limitations specified by law or in the Articles of Incorporation, the number of Directors may be increased or decreased by resolution adopted by a majority of the Board of Directors. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be residents of the State of Texas or stockholders of the Corporation.

       Section 3.2 Election and Term of Office. The Directors shall be elected at the annual meeting of the stockholders (except as provided in Sections 3.3 and 3.4). Each Director elected shall hold office until his successor shall be elected at an appropriate annual meeting of the stockholders and shall qualify', or until his death, resignation or removal in the manner hereinafter provided.

       Section 3.3 Resignation. Any Director may resign at any time by giving written notice to the President or Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section 3.4 Removal. At any special meeting of the stockholders called expressly for that purpose, any Director or Directors, including the entire Board of Directors, may be removed, either with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by a vote of the holders of a majority of all shares outstanding and entitled to vote at an election of directors. In case any vacancy so created shall not be filled by the stockholders at such meeting, such vacancy may be filled by the Directors as provided in Section 3.5.

       Section 3.5 Vacancies. (a) Any vacancy occurring in the Board of Directors (except by reason of an increase in the number of Directors) may be filled in accordance with subsection (c) of this Section 3.5 or may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

       (b) A directorship to be filled by reason of an increase in the number of Directors may be filled in accordance with subsection (c) of this Section 3.5 or may be filled by the Board of Directors for a term of office continuing only until the next election of one (1) or more Directors by the stockholders; provided, however, that the Board of Directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of stockholders.

       (c) Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual or special meeting of stockholders called for that purpose.

       Section 3.6 General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the

Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

       Section 3.7 Compensation. Directors as such shall not receive any stated salary for their services, but by resolution of the Board, fixed sums for the commitment to serve as director and for attendance at any regular or special meeting of the Board, including expenses of attendance, if any, may be allowed, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV

                             MEETINGS OF THE BOARD

       Section 4.1 Place of Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

       Section 4.2 Annual Meeting. The first meeting of each newly elected Board shall be held immediately following the adjournment of the annual meeting of the stockholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Directors.

       Section 4.3 Regular Meetings. Regular meetings of the Board, in addition to the annual meetings referred to in Section 4.2, may be held without notice at such time and place as shall from time to time be determined by the Board.

       Section 4.4 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, if one shall be elected, or by the President, if a Chairman of the Board is not elected, on one (1) day's notice (oral or written) to each Director. Special meetings shall be called by the President or the Secretary on like notice on the written request of any Director. Neither the purpose of, nor the business to be transacted at, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

       Section 4.5 Quorum and Action. At all meetings of the Board, the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors at any meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

       Section 4.6 Presumption of Assent to Action. A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

       Section 4.7 Telephone Meetings. Directors may participate in and hold a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

       Section 4.8 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors, or committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE V

                            COMMITTEES OF THE BOARD

       Section 5.1 Membership and Authorities. The Board of Directors, by resolution adopted by a majority of the full Board, may designate one (1) or more Directors to constitute an Executive Committee and such other committees, as the Board may determine, each of which committees to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee or such other committee or committees by resolution duly adopted by the Board of Directors, applicable law, the Articles of Incorporation or these Bylaws. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. The members of each such committee shall serve at the pleasure of the Board.

       Section 5.2 Minutes and Rules of Procedure. Each committee designated by the Board shall keep regular minutes of its proceedings and report the same to the Board when required. Subject to the provisions of these Bylaws, the members of any committee may fix such committee's own rules of procedure.

       Section 5.3 Vacancies. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any committee.

       Section 5.4 Telephone Meetings. Members of any committee designated by the Board may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this
Section 54 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

       Section 5.5 Action Without Meeting. Any action required or permitted to be taken at a meeting of any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

                              ARTICLE VI OFFICERS

       Section 6.1 Number. The officers of the Corporation shall be a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, one (1) or more Vice Presidents, a Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers. One (1) person may hold any two (2) or more of these offices.

       Section 6.2 Election, Term of Office and Qualification. The Board of Directors shall elect officers, none of whom need be a member of the Board (except for the Chairman of the Board, if one shall be elected), at its first meeting after each annual meeting of stockholders. Each officer so elected shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided.

       Section 6.3 Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any committee or officer the power to appoint any such subordinate officer or agent. No subordinate officer appointed by any committee or superior officer as aforesaid shall be considered as an officer of the Corporation, the officers of the Corporation being limited to the officers elected or appointed as such by the Board of Directors.

       Section 6.4 Resignation. Any officer may resign at any time by giving written notice thereof to the Board of Directors or to the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section 6.5 Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause by the affirmative vote of the whole Board of Directors. Any other officer may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer in whom such power of removal may be conferred by the Board of Directors. The removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

       Section 6.6 Vacancies. A vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors, but in case of a vacancy occurring in an office filled by a committee or superior officer in accordance with the provisions of Section 6.3, such vacancy may be filled by such committee or superior officer.

       Section 6.7 The Chairman of the Board. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the stockholders and Directors and shall be ex officio a member of all standing committees. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation. In addition, the

Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board of Directors.

       Section 6.8 The President. The President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation, shall have the general supervision and direction of all other officers of the Corporation with full power to see that their duties are properly performed and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, if one shall be elected, the President shall preside at all meetings of the stockholders and Directors. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation. In addition, the President shall perform whatever duties and shall exercise all the powers that are given to him by the Board of Directors.

       Section 6.9 The Vice Presidents. The Vice Presidents shall perform the duties as are given to them by these Bylaws and as may from time to time be assigned to them by the Board of Directors, by the Chairman of the Board, if one shall be elected, or by the President, and may sign, with any other proper officer, certificates for shares of the Corporation. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the senior Vice President), shall perform the duties and exercise the powers of the President.

       Section 6.10 The Secretary. The Secretary, when available, shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee and standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors as required by law or these Bylaws, be custodian of the corporate records and have general charge of the stock books of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors, by the Chairman of the Board, if one shall be elected, or by the President, under whose supervision he shall be. He may sign, with any other proper officer. certificates for shares of the Corporation and shall keep in safe custody the seal of the Corporation. and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

       Section 6.11 Assistant Secretaries. The Assistant Secretaries shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or by the President or by the Secretary. At the request of the Secretary, or in his absence or disability, the Assistant Secretary, designated by the Secretary (or in the absence of such designation the senior Assistant Secretary), shall perform the duties and exercise the powers of the Secretary.

       Section 6.12 The Treasurer. The Treasurer shall have the custody and be responsible for all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if one shall be elected, the President and the Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation He may sign, with any other proper officer, certificates for shares of the Corporation.

       Section 6.13 Assistant Treasurers. The Assistant Treasurers shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or by the President or by the Treasurer At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer, designated by the Treasurer (or in the absence of such designation, the senior Assistant Treasurer), shall perform the duties and exercise the powers of the Treasurer.

       Section 6.14 Treasurer's Bond. If required by the Board of Directors, the Treasurer and any Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

       Section 6.15 Salaries. The salary or other compensation of the Chairman of the Board and the President shall be as determined or approved from time to time by the Board of Directors. Except as provided in the first sentence of this
Section 6.15, the Board of Directors may determine the salary and other compensation of other officers or may delegate to any committee or officer the power to fix from time to time the salary or other compensation of any and all such other officers and agents of the Corporation, including subordinate officers and agents appointed in accordance with the provisions of Section 6.3.

                                  ARTICLE VII

                               CORPORATE SHARES

       Section 7.1 Share Certificates. (a) The certificates representing shares of the Corporation shall be in such form, not inconsistent with statutory provisions and the Articles of Incorporation, as shall be approved by the Board of Directors The certificates shall be signed by the Chairman of the Board, if one shall be elected, or the President or a Vice President and a Secretary or Assistant Secretary, or such other or additional officers as may be prescribed from time to time by the Board of Directors, and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officer or officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance.

       (b)    If the Corporation is authorized to issue shares of more than one
(1) class or more than one (1) series of any class, there shall be set forth on the face or back of the certificate or certificates, which the Corporation shall issue to represent shares of such class or series of stock, such legends or statements as may be required by applicable law or the Articles of Incorporation or as may be approved by the Board of Directors.

       (c) In the event the Corporation has, by its Articles of Incorporation, limited or denied the preemptive right of stockholders of any class or series of stock, there shall be set forth on the face or back of the certificate or certificates, which the Corporation shall issue to represent shares of such class or series of stock, such legends or statements as shall be required by applicable law or the Articles of Incorporation or as may be approved by the Board of Directors.

       (d) All certificates for each class or series of stock shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books.

       (e) All certificates surrendered to the Corporation shall be cancelled, and, except as provided in Section 7.2 with respect to lost, destroyed or mutiliated certificates, no new certificate shall be issued until the former certificate for the same number of shares has been surrendered and cancelled.

       Section 7.2 Lost Certificates, etc. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. In authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issue thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or indemnify- the Corporation as the Board of Directors may prescribe.

       Section 7.3 Transfer of Shares. Subject to any restrictions upon transfer, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and satisfaction of the Corporation that the requested transfer complies with the provisions of applicable state and federal laws and regulations and any agreements to which the Corporation is a party, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

       Section 7.4 Ownership of Shares. The Corporation shall be entitled to treat and recognize the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

       Section 7.5 Closing of Transfer Books. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own stock) or a stock dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken, and the determination of stockholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the books of the Corporation after such record date.

       Section 7.6 Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Articles of Incorporation and by law, such dividends to be paid in cash or in property or in shares of capital stock of the Corporation.

                                 ARTICLE VIII

                                INDEMNIFICATION

       Section 8.1 Definitions. In this Article:

       (a) "Indemnitee" means (i) any present or former Director, advisory director or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

       (b) "Official Capacity" means (i) when used with respect to a Director, the office of Director of the Corporation, and (ii) when used with respect to a person other than a Director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the Corporation, but in each case and except as otherwise expressly provided in Subsection (a) of this Section 8.1 does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

       (c) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

       Section 8.2 Indemnification. The Corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding to which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 8.1, if it is determined in accordance with
Section 8.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Corporation's best interests and, in all other cases, that his conduct was at least not opposed to the Corporation's best interests, and
(c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the lndemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. Except as provided in the immediately preceding proviso to the first sentence of this Section 8.2, no indemnification shall be made under this
Section 8.2 in respect of any judgment, penalty, fine or amount paid in settlement in connection with any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or (y) found liable to the Corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 8.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

       Section 8.3 Successful Defense. Without limitation of Section 8.2 and in addition to the indemnification provided for in Section 8.2, the Corporation shall indemnify every Indemnitee against reasonable expenses (including court costs and attorneys' fees) actually incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 8.1, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

       Section 8.4 Determinations. Any indemnification under Section 8.2 (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all Directors (in which designation Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 8.4 or. if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by majority vote of the stockholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section
8.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

       Section 8.5 Advancement of Expenses. Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was, or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without any of the determinations specified in Section 8.4, after receipt by the Corporation of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

       Section 8.6 Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an

Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

       Section 8.7 Other Indemnification and Insurance. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Corporation's Articles of Incorporation, any law, agreement or vote of stockholders or disinterested Directors, or otherwise, or under any policy or policies of insurance or trust or surety fund or other arrangement established, purchased and maintained by the Corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, Ib) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

       Section 8.8 Notice. Any indemnification of or advance of expenses to a Director of the Corporation in accordance with this Article shall be reported in writing to the stockholders of the Corporation with or before the notice or waiver of notice of the next stockholders' meeting or with or before the next submission to stockholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

       Section 8.9 Construction. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect

       SECTION 8.10 CONTINUING OFFER, RELIANCE, etc. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee, the same as if set forth in their entirety in a written instrument duly executed and delivered by the corporation and the indemnitee and (b) constitute a continuing offer to all present and future Indemnitees The Corporation, by its adoption of these Bylaws, (i) acknowledges and agrees that each Indemnitee of the Corporation has relied upon and will continue to rely upon the provisions of this Article in accepting and serving in any of the capacities referred to in
Section 81(a) of this Article, (ii) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (iii) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the Corporation.

       SECTION 8.11 EFFECT OF AMENDMENT. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                                  ARTICLE IX

                              GENERAL PROVISIONS

       SECTION 9.1 Waiver of Notice. (a) Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws, any notice is required to be given to any stockholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

       (b) Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

       SECTION 9.2 Seal. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. said seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

       SECTION 9.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

       SECTION 9.4 Checks, Notes, etc. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. The Board of Directors may authorize any officer or officers or such other person or persons to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

       SECTION 9.5 EXAMINATION OF BOOKS AND RECORDS. The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the stockholders, and the stockholders rights in this respect are and shall be restricted and limited accordingly.

       SECTION 9.6 VOTING UPON SHARES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, if one shall be elected, or the President, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of stockholders of any corporation in which the Corporation may hold shares and at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

       Section 9.7 Gender. Pronouns of whatsoever nature used herein shall be deemed to include and designate the masculine, femine or neuter gender, as may be appropriate to the context.

                                   ARTICLE X

                                  AMENDMENTS

       Section 10.1 Amendment by Board of Directors. Except as otherwise provided by applicable law or the Articles of Incorporation, the power to alter, amend or repeal these Bylaws or to adopt new Bylaws shall be vested in the Board of Directors and such action shall be taken by the affirmative vote of a majority of the entire Board of Directors and may be taken at any annual, regular or special meeting.

                                  ARTICLE XI

                              SUBJECT TO ALL LAWS

       The provisions of these Bylaws shall be subject to all valid and applicable laws, including without limitation the Texas Business Corporation Act as now or hereafter amended, and in the event that any of the provisions of these Bylaws are found to be inconsistent or contrary with any such valid laws, the latter shall be deemed to control and these Bylaws shall be regarded as modified accordingly, and, as so modified to continue in full force and effect.